EXHIBIT 1(O)
                                       IVY FUND

                                    Ivy Bond Fund
                                   Ivy Canada Fund
                                Ivy China Region Fund
                               Ivy Emerging Growth Fund
                                   Ivy Global Fund
                                   Ivy Growth Fund
                             Ivy Growth with Income Fund
                                Ivy International Fund
                             Ivy International Bond Fund
                           Ivy Latin America Strategy Fund
                                Ivy Money Market Fund
                                 Ivy New Century Fund

                     Establishment and Designation of Additional
                       Class of Shares of Beneficial Interest,
                                No Par Value Per Share

          I, Michael G. Landry, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by a written consent dated as of February 29, 1996, the Trustees of the Trust (the "Trustees"), pursuant to Article III and Article IV of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the Trust:

                    WHEREAS, (a) Ivy Bond Fund, Ivy Canada Fund, Ivy China
               Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund, Ivy International Bond Fund, Ivy Latin America Strategy Fund, Ivy Money Market Fund and Ivy New Century Fund (each, a "Fund," and collectively, the "Funds") currently have an unlimited number of authorized and unissued shares of beneficial interest designated as "Class A Shares" and "Class B Shares," respectively, (b) Ivy Bond Fund and Ivy International Fund currently have an unlimited number of authorized and unissued shares of beneficial interest designated as "Class I Shares," and (c) Ivy Growth with Income Fund currently has a limited number of authorized and issued shares of beneficial interest designated as "Ivy Growth with Income Fund--Class C"; and

                    WHEREAS, the Trustees have decided to divide the shares
               of beneficial interest of each Fund into an additional class, no par value per share;

                    NOW, THEREFORE, IT IS HEREBY:

               RESOLVED, that the shares of beneficial interest of "Ivy












               Growth with Income Fund--Class C" are hereby redesignated as shares of beneficial interest of "Ivy Growth with Income Fund--Class D," of which there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest. The voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions of the Class D shares of Ivy Growth with Income Fund, as set forth in the Declaration of Trust, are not changed by this redesignation;

               FURTHER RESOLVED, that the shares of beneficial interest of each Fund are hereby divided into one additional class, no par value per share, to be designated as "Class C," of which there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest (the "Class C Shares");

               FURTHER RESOLVED, that each Class C Share of a Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets attributable to Class C, and shall be entitled to receive its pro rata share of net assets attributable to Class C upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Class C Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions as each other share of the Trust, as set forth in the Declaration of Trust;

               FURTHER RESOLVED, that each Class C Share of a Fund shall be entitled to one vote (or fraction thereof in the case of a fractional share) on matters on which such shares shall be entitled to vote. Shareholders of each Fund shall vote together on any matter, except to the extent otherwise required by the 1940 Act or when the Trustees have determined that the matter affects only the interest of shareholders of one or more classes, in which case only the shareholders of that class (or classes) shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to each Fund if acted upon in accordance with Rule 18f-2 under the 1940 Act (or any successor rule) and the Declaration of Trust;

               FURTHER RESOLVED, that liabilities, expenses, costs, charges or reserves that should be properly allocated to a particular class of shares of a Fund may, in accordance with a plan previously adopted by the Trustees pursuant to Rule 18f-3 under the 1940 Act (the "Rule 18f-3 Plan"), or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by that class, and the expenses so borne by a class may be appropriately reflected and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of the affected class, the other classes of that Fund, and the other Funds;

               FURTHER RESOLVED, that the Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any class now or hereafter created, or to otherwise change the special and relative rights of any such class, provided that such change shall not adversely affect the rights of shareholders of that class; and

               FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement pertaining to the Class C shares, as filed with the Securities and Exchange Commission on or about February 29, 1995 pursuant to Rule 485(a) under the Securities Act of 1933 (the "1933 Act"), becomes effective.

               IN WITNESS WHEREOF, I have signed this Amendment this _____ day of _________________, 1996.


                                   ______________________________________
                                   Michael G. Landry, as Trustee


               The above signature is the true and correct signature of Michael G. Landry, Trustee of the Trust.



                                   ______________________________________
                                   C. William Ferris, Secretary/Treasurer
                                   Mackenzie Investment Management, Inc.